SECOND AMENDMENT TO
                         EXECUTIVE EMPLOYMENT AGREEMENT


     THIS SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (the "Amendment"), dated and effective as of October 1, 1998, is made and entered into by and between CATHERINES, INC., a Delaware corporation having its principal offices at 3742 Lamar Avenue, Memphis, Tennessee 38118 (the "Company"), and STANLEY H. GROSSMAN, an individual residing at 6433 Wynfrey Place, Memphis, Tennessee 38120 (the "Employee").

                              W I T N E S S E T H:

     WHEREAS, the Company and Employee are parties to an Executive Employment Agreement dated as of May 23, 1991, as amended by an Amendment to Executive Employment Agreement dated as of May 30, 1997 (collectively, the "Employment Agreement"), pursuant to which the Company has engaged Employee to perform executive and managerial services for the Company; and

     WHEREAS, the parties desire to amend the Employment Agreement upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties agree as follows:

         1.       Amendments to Employment Agreement.

     1.1 Paragraph 11(b) of the Employment Agreement is hereby amended by deleting the proviso at the end thereof in its entirety and substituting the following in lieu thereof:

                           ";  provided,   however,   that  the  termination  of
                  Employee's employment and expiration of this Agreement on the Termination Date shall not constitute an event entitling Employee to any lump sum payment or continuation of benefits under this Paragraph 11(b) or under Paragraphs 11(c) or 11(d)."

     1.2 Paragraph 11(c) of the Employment Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                           "(c) If (i) the Company  terminates the employment of
                  the Employee during the term of this Agreement other than for "cause" (as defined in Paragraph 11(a) hereof) or (ii) if the Employee terminates his employment during the term of this Agreement because the Company, upon 30 days' prior written notice from Employee to the Company specifying a material breach by the Company of any of its material obligations to the Employee pursuant to this Agreement, has failed to cure such material breach (within such 30-day notice period), then the Employee shall be entitled to receive a lump sum payment, payable within 30 days after the date of such termination, equal to (X) the sum of (A) 1/12th of his annual base salary in effect immediately before such termination plus (B) 1/12th of 100% of his target bonus opportunity for the fiscal year of the Company in which such termination occurs, multiplied by
                  (Y) the greater of (a) the number of calendar months remaining in the term of Employee's employment hereunder and (b) 18. In the event of such termination, the Employee shall also be entitled to a continuation during the number of months following the date of such termination equal to the number of months determined pursuant to the immediately preceding clause
                  (Y) of (i) the supplemental retirement benefits provided in accordance with Paragraph 6 hereof, and (ii) health and insurance benefits upon the same terms and conditions as in effect at the time of such termination subject to the proviso at the end of Paragraph 11(b) above."

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     1.3 The Employment  Agreement is hereby amended by adding the following new
Paragraph 11(d) thereto:

                           "(d)  (1)  If  Employee's  employment  is  terminated
                  within two (2) years after the occurrence of a "change of control" of the Company or its parent corporation, Catherines Stores Corporation (the "Parent"), by either (i) the Company or its successor other than for cause or (ii) the Employee during the period beginning with the second (2nd) month and continuing through the twenty-fourth (24th) month after any change in control, if he determines that by reason of material adverse changes in, inter alia, his authority, compensation, duties, managerial responsibilities or geographical place of work, he is unable to perform the duties and responsibilities of the position he held immediately prior to the change in control, then the Employee shall be entitled to receive a lump sum payment, payable within thirty (30) days after the date of such termination, equal to (X) the sum of (A) 1/12th of his annual base salary in effect immediately before such termination plus (B) 1/12th of 100% of his target bonus opportunity for the fiscal year of the Company in which such termination occurs, multiplied by (Y) the greater of (a) the number of calendar months remaining in the term of Employee's employment hereunder and (b) 24. In the event of such termination, the Employee shall also be entitled to a continuation during the number of months following the date of termination equal to the number of months determined pursuant to the immediately preceding clause (Y) of (i) the supplemental retirement benefits provided in accordance with Paragraph 6 hereof, and (ii) health and insurance benefits upon the same terms and conditions as in effect at the time of such termination subject to the proviso at the end of Paragraph 11(b) above.

                                    (2) If any excise tax is imposed pursuant to
                  the Internal Revenue Code of 1986, as amended (the "Code") (including, without limitation, Section 4999 of the Code), or of any successor legislation (an "Excise Tax") upon any portion of a benefit payment made to the Employee in accordance with this Paragraph 11, the Company shall pay the initial Excise Tax and any additional Excise Tax and federal and state income tax which arises as a result of the Company's payment of the initial Excise Tax on behalf of the Employee.

                                    (3) As used  herein,  the  term  "change  in
                  control" means (i) a person (including, without limitation, a corporation, trust, partnership, joint venture, limited liability company, individual or other entity) or group of affiliated (directly or indirectly) persons becoming the



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                  owner(s)  (whether  directly,  indirectly,  beneficially or of
                  record)  of  more  than  thirty-five   percent  (35%)  of  the
                  outstanding shares of common stock of the Company or the Parent at any time after October 1, 1998, (ii) the merger or consolidation into, or sale of substantially all of the assets of the Company or the Parent to, another corporation in which the Company or the Parent, as the case may be, is not the surviving and operating corporation, or where the stockholders of the Company or the Parent prior to such transaction(s) do not own at least sixty-five percent (65%) of the outstanding voting securities of the surviving corporation after such transaction(s), or (iii) the persons who are directors of the Company or the Parent as of October 1, 1998 cease to constitute a majority of the Board of Directors of the Company or the Parent, as the case may be, during any 24-month period after a transaction described in (i) or (ii) of this Paragraph 11(d)."

     2. Ratification of Employment Agreement. Except as specifically modified hereby, all other terms, conditions and restrictions set forth in the Employment Agreement are hereby ratified and confirmed by the Company and Employee and shall remain in full force and effect. To the extent any of the terms of this Amendment conflict with the terms of the Employment Agreement, the terms of this Amendment shall govern.

     3. Miscellaneous. Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Employment Agreement. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall become effective as of the date first written above, upon the execution by each of the parties of at least one counterpart hereof, and it shall not be necessary that any single counterpart bear the signatures of both parties. The execution and delivery of this Amendment by delivery of a facsimile copy bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Amendment by such party, and such facsimile copies shall constitute enforceable original documents. This Amendment shall be governed by and construed and enforced exclusively in accordance with the laws of the State of Tennessee, without regard to principles of conflicts of laws.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                      CATHERINES, INC.


                                      By:
                                         ----------------------
                                           Bernard J. Wein,
                                           President


                                           ----------------------
                                           Stanley H. Grossman


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